Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 4, 2014

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

Re:	Sealed Air Corporation

Registering Stockholder Prospectus Supplement

Ladies and Gentlemen:

We have acted as special counsel to Sealed Air Corporation, a Delaware corporation (the “Company”), in connection with the public offering by certain selling stockholders of the Company (the “Selling Stockholders”) of up to 18,000,000 shares (“Selling Stockholder Common Stock”) of common stock, par value $.10 per share, of the Company (“Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions set forth herein we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

a)	the automatic shelf registration statement on Form S-3 of the Company, registration No. 333-195059, relating to the Secondary Shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act, including the documents incorporated therein and the information deemed to be a part of the registration statement as of the time of effectiveness pursuant to Rule 430B of the Rules and Regulations (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”);

b)	the prospectus supplement of the Company filed with the Commission on the date hereof (the “Prospectus Supplement”);

c)	a specimen certificate representing the Common Stock;

d)	the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

Sealed Air Corporation

April 4, 2014

e)	the Amended and Restated Bylaws of the Company, as currently in effect, as certified by the Secretary of the Company (the “By-laws”);

f)	certain resolutions of the Board of Directors of the Company and committees thereof relating to the original issuance and sale of the Selling Stockholder Common Stock and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the General Corporate Law of the State of Delaware and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such law (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Selling Stockholder Common Stock has been validly issued and is fully paid and nonassessable.

Sealed Air Corporation

April 4, 2014

We hereby consent to the filing of this opinion with the Commission and its incorporation by reference as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP